Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 6, 2019) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $981 and adjusted book value per share of $979 as of March 31, 2019. Book value per share and adjusted book value per share were each up 10% for the quarter, including dividends.

On February 26, 2019, MediaAlpha completed the sale of a significant minority stake to Insignia Capital Group in connection with a recapitalization and cash distribution to existing equityholders. As of December 31, 2018, including the then estimated net gain of $55 per share from the MediaAlpha transaction, book value per share would have been approximately $951 and adjusted book value per share would have been approximately $943.

Manning Rountree, CEO, commented, “We are off to a good start in 2019. In the first quarter, underlying growth in ABVPS, excluding the MediaAlpha transaction, was 4%(1), driven by strong investment results. We closed the MediaAlpha transaction in February and are excited about the next stage of value creation at the company. BAM’s par insured volume was up year over year, in both the primary and secondary markets, although primary market pricing dipped. NSM grew organically during the quarter and, in April, closed its acquisition of Embrace Pet Insurance. Also in April, we closed our previously announced acquisition of Oaktree Capital Management’s interests in Kudu, bringing our total capital commitment to Kudu to $250 million. We ended the quarter with $1.2 billion of undeployed capital.”

Comprehensive income attributable to common shareholders was $284 million in the first quarter of 2019, compared to comprehensive loss attributable to common shareholders of $48 million in the first quarter of 2018.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions collected were $16 million in the first quarter of 2019, compared to $11 million in the first quarter of 2018. BAM insured municipal bonds with par value of $1.9 billion in the first quarter of 2019, compared to $1.3 billion in the first quarter of 2018, which was unusually low, as many issuers pulled forward planned first quarter 2018 issuance volume into late 2017 given the uncertainty around tax reform. Total pricing was 83 basis points in the first quarter of 2019, compared to 96 basis points in the first quarter of 2018. BAM’s total claims paying resources were $878 million at March 31, 2019, compared to $871 million at December 31, 2018 and $709 million at March 31, 2018.

Seán McCarthy, CEO of BAM, said, “Although fundamental market conditions were challenging, given the lower interest rates and tighter credit spreads, BAM’s par insured volume in the primary market was up 21% year over year, in line with growth in the municipal new-issue market. There was strong investor demand for BAM’s guaranty in the secondary market, where total activity more than tripled year over year. Pricing dipped in the quarter, especially in the primary market, but risk adjusted pricing remained healthy. The BAM GreenStar assessment program is gaining traction. In the quarter, we closed 12 municipal transactions identified as “green bonds,” totaling $138 million of par, more than any other third-party verifier. We expect that volumes will continue to grow as issuers highlight for investors those bonds that finance projects with environmental benefits.”

(1) See “Regulation G” on page 12.

HG Global reported pre-tax income of $16 million in the first quarter of 2019, compared to pre-tax income of $5 million in the first quarter of 2018. White Mountains reported pre-tax loss related to BAM of $10 million in the first quarter of 2019, compared to pre-tax loss of $19 million in the first quarter of 2018. The period over period changes were driven primarily by higher investment returns in the HG Global and BAM investment portfolios.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

NSM reported pre-tax loss of $2 million, adjusted EBITDA of $10 million and commission revenues of $43 million in the first quarter of 2019. NSM’s pre-tax loss in the first quarter of 2019 included $5 million of amortization of other intangible assets, $4 million of interest expense and $1 million of general and administrative expenses related to the change in the fair value of NSM’s contingent consideration earnout liabilities.

Geof McKernan, CEO of NSM, said, “We are pleased with NSM’s first quarter results. We achieved quarter over quarter organic growth on both the top line and bottom line, led by the specialty transportation businesses. Trailing twelve months pro forma commission and other revenues grew to $194 million while pro forma adjusted EBITDA topped $40 million. On April 1, we closed our acquisition of Embrace Pet Insurance. We remain acquisitive, with a strong appetite for profitable specialty insurance businesses, and we continue to invest in technology and talent to drive growth.”

MediaAlpha

On February 26, 2019, MediaAlpha completed the sale of a significant minority stake to Insignia Capital Group in connection with a recapitalization and cash distribution to existing equityholders. The transaction valued MediaAlpha at approximately $350 million. White Mountains retained a 48% basic ownership interest in MediaAlpha (42% on a fully diluted, fully converted basis). White Mountains received net cash proceeds of $88 million and recognized $67 million of realized gains from the transaction. As a result of the transaction, White Mountains no longer consolidates MediaAlpha in its financial statements and marked its retained interest in MediaAlpha to the transaction closing date fair value, recognizing an additional $115 million of unrealized investment gains.

Other Operations

White Mountains’s Other Operations segment reported pre-tax income of $283 million in the first quarter of 2019, compared to pre-tax loss of $52 million in the first quarter of 2018, driven primarily by $182 million of realized and unrealized gains from the MediaAlpha transaction and higher investment returns. Excluding the MediaAlpha transaction, net realized and unrealized investment gains were $119 million in the first quarter of 2019, compared to net realized and unrealized investment losses of $46 million in the first quarter of 2018.

Investments

The total return on invested assets was 10.1% for the first quarter of 2019.  These returns included $115 million in unrealized investment gains from the MediaAlpha transaction. Excluding the MediaAlpha transaction, the total return on invested assets was 5.7% for the first quarter of 2019 compared to a return of -1.0% for the first quarter of 2018.

Mark Plourde, Managing Director of White Mountains Advisors, said, “Excluding the MediaAlpha transaction, the total portfolio was up 5.7%; a strong result, driven by the snapback in equity markets. Our portfolio of common stocks and ETFs was up 13.0%, just behind the S&P 500 return of 13.6%. Other long-term investments were relatively flat. Fixed income was up 2.3%, in-line with the BBIA Index return.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2019	December 31, 2018	March 31, 2018
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$737.6	$701.4	$622.1
Short-term investments	31.8	66.9	88.0
Total investments	769.4	768.3	710.1
Cash	10.4	12.5	9.4
Insurance premiums receivable	6.5	6.4	5.2
Deferred acquisition costs	19.6	19.0	15.9
Accrued investment income	5.4	4.9	4.4
Accounts receivable on unsettled investment sales	6.1	—	—
Other assets	17.1	5.1	5.1
Total Financial Guarantee assets	834.5	816.2	750.1

Specialty Insurance Distribution (NSM)
Short-term investments	—	1.7	—
Cash (restricted $60.8 and $50.0)	84.5	66.2	—
Premium and commission receivable	51.9	44.0	—
Goodwill and other intangible assets	488.7	486.2	—
Other assets	36.0	28.9	—
Total Specialty Insurance Distribution assets	661.1	627.0	—

Marketing Technology (MediaAlpha)
Cash	—	5.7	15.9
Goodwill and other intangible assets	—	43.4	50.8
Accounts receivable from publishers and advertisers	—	37.0	35.4
Other assets	—	2.3	1.6
Total Marketing Technology assets	—	88.4	103.7

Other Operations
Fixed maturity investments	394.4	376.1	711.7
Short-term investments	238.0	145.6	675.0
Common equity securities	905.0	925.6	945.6
Other long-term investments	497.6	325.6	253.1
Total investments	2,035.0	1,772.9	2,585.4
Cash	37.3	25.9	94.9
Accrued investment income	5.9	5.5	10.7
Accounts receivable on unsettled investment sales	2.1	—	14.0
Goodwill and other intangible assets	21.5	7.9	8.4
Other assets	29.0	15.5	16.5
Assets held for sale	3.3	3.3	3.3
Total Other Operations assets	2,134.1	1,831.0	2,733.2
Total assets	$3,629.7	$3,362.6	$3,587.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2019	December 31, 2018	March 31, 2018
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$179.6	$176.0	$140.2
Accrued incentive compensation	10.1	20.4	8.4
Accounts payable on unsettled investment purchases	1.6	2.2	18.8
Other liabilities	28.1	13.9	12.2
Total Financial Guarantee liabilities	219.4	212.5	179.6

Specialty Insurance Distribution (NSM)
Debt	184.5	178.5	—
Premiums payable	93.4	77.2	—
Contingent consideration earnout liabilities	27.5	20.2	—
Other liabilities	46.1	38.9	—
Total Specialty Insurance Distribution liabilities	351.5	314.8	—

Marketing Technology (MediaAlpha)
Debt	—	14.2	21.5
Amounts due to publishers and advertisers	—	27.0	37.4
Accrued incentive compensation	—	—	.9
Other liabilities	—	5.7	.9
Total Marketing Technology liabilities	—	46.9	60.7

Other Operations
Debt	10.9	—	—
Accrued incentive compensation	26.1	38.9	23.7
Accounts payable on unsettled investment purchases	4.0	5.0	17.7
Other liabilities	39.5	26.3	9.5
Total Other Operations liabilities	80.5	70.2	50.9
Total liabilities	651.4	644.4	291.2

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	585.8	584.0	675.3
Retained earnings	2,542.3	2,264.9	2,765.0
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(6.1)	(5.8)	(1.3)
Total White Mountains’s common shareholders’ equity	3,122.0	2,843.1	3,439.0
Non-controlling interests	(143.7)	(124.9)	(143.2)
Total equity	2,978.3	2,718.2	3,295.8
Total liabilities and equity	$3,629.7	$3,362.6	$3,587.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2019	December 31, 2018		March 31, 2018
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,122.0	$2,843.1		$3,439.0
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(138.6)	(141.2)		(154.1)
HG Global’s unearned premium reserve (1)	140.2	136.9		106.8
HG Global’s net deferred acquisition costs (1)	(35.7)	(34.6)		(25.2)
Adjusted book value per share numerator	$3,087.9	$2,804.2		$3,366.5
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,181.2	3,173.1		3,753.4
Unearned restricted common shares	(25.5)	(14.6)		(26.2)
Adjusted book value per share denominator	3,155.7	3,158.5		3,727.2
GAAP book value per share	$981.39	$896.00		$916.24
Adjusted book value per share	$978.51	$887.85		$903.22

(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	March 31, 2019	December 31, 2018		March 31, 2018

Quarter-to-date change in GAAP book value per share, including dividends:	9.6%	(4.5)%		(1.5)%
Quarter-to-date change in adjusted book value per share, including dividends:	10.3%	(4.1)%		(1.2)%
Year-to-date change in GAAP book value per share, including dividends:	9.6%	(3.7)%		(1.5)%
Year-to-date change in adjusted book value per share, including dividends:	10.3%	(2.8%)		(1.2)%
Year-to-date dividends per share	$1.00	$1.00		$1.00

	March 31, 2019	December 31, 2018		March 31, 2018
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$328.8	$354.3	(1)	$—
MediaAlpha	—	18.3		18.3
Other Operations	20.9	7.3		7.6
Total goodwill	349.7	379.9		25.9

Other intangible assets:
NSM	159.9	131.9		—
MediaAlpha	—	25.1		32.5
Other Operations	.6	.6		.8
Total other intangible assets	160.5	157.6		33.3

Total goodwill and other intangible assets	510.2	537.5		59.2

Goodwill and other intangible assets attributed to non-controlling interests	(24.1)	(40.6)		(21.1)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$486.1	$496.9		$38.1
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of KBK had not yet been determined at December 31, 2018.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2019		2018
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$4.2		$3.0
Net investment income	5.3		3.7
Net realized and unrealized investment gains (losses)	11.8		(7.9)
Other revenues	.6		.2
Total Financial Guarantee revenues	21.9		(1.0)
Specialty Insurance Distribution (NSM)
Commission revenues	43.3		—
Other revenues	6.0		—
Total Specialty Insurance Distribution revenues	49.3		—
Marketing Technology (MediaAlpha)
Advertising and commission revenues	48.8		70.1
Other revenues	—		1.6
Total Marketing Technology revenues	48.8	(1)	71.7
Other Operations
Net investment income	10.7		16.0
Net realized and unrealized investment gains (losses)	119.1		(45.8)
Realized and unrealized gains from MediaAlpha transaction	182.2		—
Advertising and commission revenues	1.3		.9
Other revenues	.3		.3
Total Other Operations revenues	313.6		(28.6)
Total revenues	433.6		42.1
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	1.3		1.4
General and administrative expenses	14.4		11.9
Total Financial Guarantee expenses	15.7		13.3
Specialty Insurance Distribution (NSM)
General and administrative expenses	25.1		—
Broker commission expenses	15.7		—
Change in fair value of contingent consideration earnout liabilities	1.3		—
Amortization of other intangible assets	5.0		—
Interest expense	3.7		—
Total Specialty Insurance Distribution expenses	50.8		—
Marketing Technology (MediaAlpha)
Cost of sales	40.6		57.4
General and administrative expenses	12.5		11.2
Amortization of other intangible assets	1.6		2.9
Interest expense	.2		.4
Total Marketing Technology expenses	54.9	(1)	71.9
Other Operations
Cost of sales	1.1		.7
General and administrative expenses	29.4		22.0
Interest expense	—		.2
Total Other Operations expenses	30.5		22.9
Total expenses	151.9		108.1
Pre-tax income (loss) from continuing operations	281.7		(66.0)
Income tax expense	(10.2)		(.7)
Net income (loss) from continuing operations	271.5		(66.7)
Net gain from sale of discontinued operations, net of tax	.7		.1
Net income (loss)	272.2		(66.6)
Net loss attributable to non-controlling interests	12.2		18.6
Net income (loss) attributable to White Mountains’s common shareholders	$284.4		$(48.0)
(1) MediaAlpha's results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income (loss) attributable to White Mountains’s common shareholders	$284.4	$(48.0)
Other comprehensive loss, net of tax	(.3)	—
Comprehensive income (loss)	284.1	(48.0)
Other comprehensive income (loss) attributable to non-controlling interests	—	—
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$284.1	$(48.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2019	2018
Basic earnings (loss) per share
Continuing operations	$89.42	$(12.85)
Discontinued operations	.22	.03
Total consolidated operations	$89.64	$(12.82)

Diluted earnings (loss) per share
Continuing operations	$89.42	$(12.85)
Discontinued operations	.22	.03
Total consolidated operations	$89.64	$(12.82)
Dividends declared per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2019	HG Global/BAM
	HG Global	BAM	NSM	MediaAlpha (1)	Other Operations	Total
Revenues:
Earned insurance premiums	$3.4	$.8	$—	$—	$—	$4.2
Net investment income	1.9	3.4	—	—	10.7	16.0
Net investment income (loss) - BAM surplus note interest	6.9	(6.9)	—	—	—	—
Net realized and unrealized investment gains	5.1	6.7	—	—	119.1	130.9
Realized and unrealized gains from MediaAlpha transaction	—	—	—	—	182.2	182.2
Advertising and commission revenues	—	—	43.3	48.8	1.3	93.4
Other revenue	—	.6	6.0	—	.3	6.9

Total revenues	17.3	4.6	49.3	48.8	313.6	433.6
Expenses:
Insurance acquisition expenses	.8	.5	—	—	—	1.3
Cost of sales	—	—	—	40.6	1.1	41.7
General and administrative expenses	.5	13.9	25.1	5.7	29.4	74.6
General and administrative expenses - MediaAlpha transaction related costs	—	—	—	6.8	—	6.8
Change in fair value of contingent consideration earnout liabilities	—	—	1.3	—	—	1.3
Broker commission expenses	—	—	15.7	—	—	15.7
Amortization of other intangible assets	—	—	5.0	1.6	—	6.6
Interest expense	—	—	3.7	.2	—	3.9

Total expenses	1.3	14.4	50.8	54.9	30.5	151.9

Pre-tax income (loss)	$16.0	$(9.8)	$(1.5)	$(6.1)	$283.1	$281.7
(1) MediaAlpha's results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha transaction.

For the Three Months Ended March 31, 2018	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other Operations	Total
Revenues:
Earned insurance premiums	$2.3	$.7	$—	$—	$3.0
Net investment income	1.2	2.5	—	16.0	19.7
Net investment income (loss) - BAM surplus note interest	5.7	(5.7)	—	—	—
Net realized and unrealized investment losses	(3.6)	(4.3)	—	(45.8)	(53.7)
Advertising and commission revenues	—	—	70.1	.9	71.0
Other revenue	—	.2	1.6	.3	2.1

Total revenues	5.6	(6.6)	71.7	(28.6)	42.1
Expenses:
Insurance acquisition expenses	.5	.9	—	—	1.4
Cost of sales	—	—	57.4	.7	58.1
General and administrative expenses	.4	11.5	11.2	22.0	45.1
Amortization of other intangible assets	—	—	2.9	—	2.9
Interest expense	—	—	.4	.2	.6

Total expenses	.9	12.4	71.9	22.9	108.1

Pre-tax income (loss)	$4.7	$(19.0)	$(.2)	$(51.5)	$(66.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended March 31,
BAM	2019	2018
Gross par value of primary market policies issued	$1,385.8	$1,149.5
Gross par value of secondary market policies issued	539.2	148.6
Total gross par value of market policies issued	$1,925.0	$1,298.1

Gross written premiums	$7.9	$6.4
Member surplus contributions (“MSC”) collected	7.9	4.9
Total gross written premiums and MSC collected	$15.8	$11.3
Present value of future installment MSC collections	.2	1.2
Gross written premium adjustments on existing installment policies	(.1)	—
Gross written premiums and MSC from new business	$15.9	$12.5
Total pricing	83 bps	96 bps

	As of March 31, 2019	As of December 31, 2018
Policyholders’ surplus	$408.9	$413.7
Contingency reserve	54.1	50.3
Qualified statutory capital	463.0	464.0
Statutory net unearned premiums	36.9	36.2
Present value of future installment premiums and MSC	13.3	12.9
HG Re, Ltd collateral trusts at statutory value	264.8	258.3
Fidus Re, Ltd collateral trusts at statutory value	100.0	100.0
Claims paying resources	$878.0	$871.4

	Three Months Ended March 31,
HG Global	2019	2018
Net written premiums	$6.7	$5.3
Earned premiums	$3.4	$2.3

	As of March 31, 2019	As of December 31, 2018
Unearned premiums	$144.6	$141.3
Deferred acquisition costs	$36.8	$35.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (continued)
(millions)
(Unaudited)

NSM	Three Months Ended March 31, 2019	Period results from May 11, 2018 to March 31, 2019
Commission revenues	$43.3	$138.0
Broker commission expenses	15.7	44.6
Gross profit	27.6	93.4
Other revenues	6.0	12.9
General and administrative expenses	25.1	84.0
Change in fair value of contingent consideration earnout liabilities	1.3	4.0
Amortization of other intangible assets	5.0	13.3
Interest expense	3.7	11.7
GAAP pre-tax loss	(1.5)	(6.7)
Income tax benefit	(.3)	(.3)
GAAP net loss	(1.2)	(6.4)

Add back:
Interest expense	3.7	11.7
Income tax benefit	(.3)	(.3)
General and administrative expenses – depreciation	.5	2.2
Amortization of other intangible assets	5.0	13.3
EBITDA	7.7	20.5

Add back:
Change in fair value of contingent consideration earnout liabilities	1.3	4.0
Acquisition-related transaction expenses	.5	1.5
Investments made in the development of new business lines	.2	2.0
Restructuring expenses	.1	.2
Adjusted EBITDA	$9.8	$28.2

Add:
NSM's adjusted EBITDA from April 1, 2018 to May 11, 2018		5.2
Fresh Insurance's adjusted EBITDA from April 1, 2018 to May 18, 2018		.7
KBK's adjusted EBITDA from April 1, 2018 to December 3, 2018		6.2
Pro forma adjusted EBITDA for the twelve months ended March 31, 2019		$40.3

Regulation G

This earnings release includes nine non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

•
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $143 million, $146 million and $159 million less than the nominal GAAP carrying values as of March 31, 2019, December 31, 2018, and March 31, 2018, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $108 million, $106 million and $84 million as of March 31, 2019, December 31, 2018, and March 31, 2018, respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

•     The underlying growth in adjusted book value per share included in Mr. Rountree’s quote on page 1 reflects the estimated gain from the MediaAlpha transaction as if it had closed on December 31, 2018. A reconciliation from GAAP to the reported percentage is as follows:

	As of March 31, 2019	As of December 31, 2018	Growth % (1)
GAAP book value per share	$981.39	$896.00	9.6%
Estimated gain from MediaAlpha transaction as of December 31, 2018	—	55.07
GAAP book value per share including the estimated gain from the MediaAlpha transaction as of December 31, 2018	981.39	951.07	3.3%
Adjustments to book value per share (see reconciliation on page 6)	(2.88)	(8.15)
Adjusted book value per share including the estimated gain from the MediaAlpha transaction as of December 31, 2018	$978.51	$942.92	3.9%
(1) Growth includes $1.00 per share dividend paid during the first quarter of 2019.

•
Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 10.

•	NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax benefit (expense), depreciation and amortization from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) acquisition-related transaction expenses, (iii) investments made in the development of new business lines and (iv) restructuring expenses. A description of each follows:

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Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are not capitalized as part of the purchase price. Earnout liabilities are recorded at fair value, with the periodic change in the fair value of these liabilities recorded as income or an expense.

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Acquisition-related transaction expenses - Represents costs directly related to transactions to acquire businesses, such as transaction-related compensation, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.

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Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment primarily relates to NSM’s investment expenditures in the organic development of its pet insurance line and its MGA in the United Kingdom, net of revenues generated. NSM recently decided to discontinue its organic investment in the development of its pet insurance line and instead to invest in the pet insurance line through its acquisition of Embrace Pet Insurance, which closed in April 2019.

•	Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that typically arise as a result of NSM’s post-acquisition integration strategies.

Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the current earnings profile of NSM’s business for a full twelve month period. See page 11 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

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NSM’s pro forma commission and other revenues is non-GAAP financial measure that starts with GAAP commission and other revenues and also includes the commission and other revenues of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains. White Mountains believes that pro forma commission and other revenues is useful to management and investors to demonstrate the current revenue profile of NSM’s business for a full twelve month period. A reconciliation from GAAP to the reported amount is as follows:

Millions	Period results from May 11, 2018 to March 31, 2019
GAAP commission revenues	$138
GAAP other revenues	13
GAAP commission and other revenues	151
Commission and other revenues of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains	43
Pro forma commission and other revenues for the twelve months ended March 31, 2019	$194

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Total consolidated portfolio returns excluding the MediaAlpha transaction and other long-term investments returns excluding the MediaAlpha transaction are non-GAAP financial measures that remove the $115 million pre-tax unrealized gain resulting from the MediaAlpha transaction recognized in the first quarter of 2019. White Mountains believes these measures to be useful to management and investors by making the returns in the current period comparable to the prior periods. A reconciliation from GAAP to the reported percentages is as follows:

	For the three months ended March 31, 2019
	GAAP returns	Remove MediaAlpha	Returns - excluding MediaAlpha

Total consolidated portfolio returns	10.1%	(4.4)%	5.7%
Other long-term investments returns	32.6%	(32.4)%	.2%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

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the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	competitive forces, including the conduct of other insurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.